Exhibit 10.2

PERFORMANCE SHARE UNIT AGREEMENT
Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan

For Performance Period FY2018 - FY2020

Sysco Corporation (the “Company”) hereby agrees to award to you (the “Grantee”) performance-based Restricted Stock Units (“PSUs”) in accordance with and subject to the terms, conditions and restrictions of this Performance Share Unit Agreement, including any country-specific provisions for the Grantee’s country in Appendix A attached hereto (“Appendix A”, together with Appendix B and the Performance Share Unit Agreement, the “Agreement”). Except as otherwise provided in Section 3 below in the event of the Grantee’s death, the PSUs hereby awarded (the “Award”) shall be settled in the form of shares of Stock with each PSU earned being settled for one share of Stock, but until such settlement, the Award will be denominated in PSUs. Any PSUs earned will be settled, and the corresponding shares of Stock will be issued to the Grantee, on the date set forth below (“Payment Date”) if the conditions described in this Agreement are satisfied. The number of PSUs subject to this Agreement is expressed as a Target Award, subject to modification based on actual performance. The number of PSUs subject to the Target Award is set forth in the records of the Company and has been communicated to the Grantee either (1) directly to the Grantee by the Company, or (2) electronically by the Company to the Grantee through the website of a third party administrator engaged by the Company. This Award is made under the terms of the Sysco Corporation 2013 Long-Term Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement.

By accepting this Award, the Grantee confirms consent to the terms of the post-employment covenants communicated to the Grantee as a condition precedent to this Award, including the associated limitations on the Grantee’s behavior following termination of employment. The Grantee further acknowledges receipt of the Plan and the Plan Prospectus.

The following dates and defined terms are applicable for this Award:

Performance Period	July 2, 2017 to June 27, 2020
Performance Certification Date	The date of the first regularly scheduled Compensation Committee meeting following the completion of final financial statements for the Performance Period
Payment Date
The first day of the month following the Performance Certification Date, currently anticipated to be September 1, 2020, or as soon as administratively possible thereafter, but no later than September 30, 2020.

Performance Criteria: The performance criteria shown in Appendix B (“Performance Criteria”) must be met for any Stock to be issued pursuant to an Award under this Agreement. Subject to compliance with Section 162(m) of the Code, if applicable, there may be different performance criteria for different business, geographic or other organizational units that is not shown on Appendix B. The performance criteria that apply originally shall be based on the business, geographic or other organizational unit in which a Grantee is employed on the date the Award is granted. Subject to compliance with Section 162(m), if applicable, should the Grantee move to a different business, geographic or organizational unit, or to an Affiliated Company, during the Performance Period, proration or adjustments shall be made pursuant to guidelines established by the Company from time to time. The number of shares of Stock that may be issued on the Payment Date shall be determined based upon the Target Award and the schedule shown in Appendix B, subject to Sections 1 and 3, and in the case of transfer, to the above-mentioned guidelines.

TERMS AND CONDITIONS OF THIS AGREEMENT

(1)
General Conditions. This Award is in the form of PSUs that settle in Stock on the Payment Date, except as otherwise provided in Section 3 below in the event of the Grantee’s death. If the conditions set forth in this Agreement are satisfied, the number of shares of Stock earned based on actual performance achieved will be

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calculated as of the Certification Date and issued to the Grantee on the Payment Date. If these conditions are not satisfied, the Award shall be forfeited. Capitalized terms in this Agreement refer to defined terms in the Plan, except as otherwise defined herein.
(a)    Continuous Employment. Except as provided in Section 3 or in Appendix A, the Stock shall be issued on the Payment Date only if the Grantee is continuously employed by the Company, or if different, the Grantee’s employer (the “Employer”), or an Affiliated Company from the award date until the end of the Performance Period.

(b)    Performance Conditions. The Stock shall be issuable only if (and to the extent) that the Performance Criteria, set forth herein, are satisfied during the Performance Period. The Compensation Committee of the Board shall certify whether, and to what extent, the Performance Criteria have been achieved with respect to the Performance Period. If actual performance does not meet the levels associated with the minimum performance necessary for any PSUs to be earned (“Threshold”, as set forth in Appendix B), no Stock shall be issued and the Award shall be forfeited. If actual performance achieved exceeds the levels associated with maximum performance target(s) (“Maximum” as set forth in Appendix B), no additional PSUs may be earned over the Maximum. Straight-line interpolation will be applied to determine the resulting amount of PSUs earned if actual performance falls between multiple payment amounts corresponding to alternative performance levels specified in Appendix B.

(2)	Stock, Dividends and Voting Rights.
(a)    Issuance of Stock and Voting Rights. On the Payment Date, or as otherwise provided in Section 3 below in the event of the Grantee’s death, the number of shares of Stock equal to the number of PSUs earned based on the Performance Criteria shall be issued to the Grantee, provided all conditions set forth in Section 1 above are satisfied. Except as provided herein and in Section 3 below in the event of the Grantee’s death, the Award shall be settled in shares of Stock. Notwithstanding the foregoing, if the Grantee works or resides outside the United States, the Company may, in its sole discretion, settle the PSUs in the form of a cash payment to the extent settlement in shares of Stock: (i) is prohibited under local law, (ii) would require the Grantee, the Company or any of its Subsidiaries to obtain the approval of any governmental and/or regulatory body in the Grantee’s country, or (iii) is administratively burdensome. Alternatively, the Company may, in its sole discretion, settle the PSUs in shares of Stock but require the Grantee to sell such shares of Stock immediately or within a specified period following the Grantee’s termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Grantee’s behalf). Prior to the Payment Date, the Grantee shall have no rights with respect to the shares of Stock, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the Stock. In addition, prior to the Payment Date, the Grantee shall not be entitled to receive dividends and shall not have any other rights with respect to the Stock.

(b)    Dividend Equivalents. Subject to Appendix A, to the extent the Grantee holds PSUs under this Award the Grantee will be credited with a dividend equivalent payment on each PSU upon the payment by the Company of any cash dividend on a share of Stock equal to the amount of such dividend per share of Stock, which dividend equivalent payment shall be payable in cash (or if elected by the Committee in its sole discretion, in Shares having a Fair Market Value as of the Certification Date equal to the amount of such dividends) on the Payment Date to the extent the underlying PSUs are earned. If and to the extent any PSUs subject to this Award are forfeited, any related dividend equivalent payment shall also be forfeited and no dividend equivalent payment shall be paid in respect of that portion of the Award which is forfeited and is not earned based on the achievement of the Performance Criteria applicable to the Award or the failure to satisfy the conditions set forth in Section 1 above.

(3)	Employment Events.
(a) Subject to the attached Appendix A, if any of the employment events listed below occur prior to the Payment Date, the terms of this subparagraph shall apply. The following table describes the result depending

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on the nature of the Grantee’s termination of employment, or other employment event, and the timing of the same. In the event of the Grantee’s termination of employment prior to the Payment Date for reasons other than those set forth below, the Award shall be forfeited.

Event	Following commencement of Performance Period and prior to Payment Date
Employment with the Company or an Affiliated Company terminates because of Disability (as defined in Section 14, below).
• The Grantee shall be entitled to earn a number of PSUs subject to the Award as if active employment continued for the entire Performance Period, taking into account the actual performance of the Company for the Performance Period.
• After the Performance Criteria are certified, shares of Stock equal to the number of PSUs earned will be issued on the Payment Date.

Employment with the Company or an Affiliated Company terminates as a result of a Retirement in Good Standing (as defined in Section 14, below).
• If less than a complete fiscal year of the Company has passed since the start of the Performance Period, the Award is forfeited.
• If the Grantee incurs a Retirement in Good Standing on or after a complete fiscal year of the Company from start of the Performance Period, such recipient shall be entitled to retain a prorated number of PSUs subject to the Award if such PSUs have been earned. The PSUs will be prorated based on the number of complete calendar months of employment during the Performance Period through the date of termination of employment.
• After the Performance Criteria are certified, shares of Stock equal to the pro-rated number of PSUs earned will be issued on the Payment Date.

Employment with the Company or an Affiliated Company terminates because of death.
• The Grantee’s estate shall be paid a cash amount equal to the value of the Target Award.  The value shall be determined based on the closing price of the Stock on the date of the Grantee’s death and shall be paid within 75 days after the Grantee’s death.

Employment with the Company or an Affiliated Company involuntarily terminates, for reasons other than for Cause and meets the requirements of a Change in Control Termination (as defined in Section 14, below).
• Award shall be treated as described in Section 4.2(h)(ii) of the Plan, with immediate vesting and performance-criteria deemed to have been met at Target performance levels.
US military leave or other leave to the extent required by applicable law
• For this purpose, employment is deemed to continue during the Performance Period.
• After the Performance Criteria are certified, shares of Stock equal to the number of PSUs earned will be issued on the Payment Date.

Unpaid leave of absence pursuant to published Company policy of 12 months or less (other than leaves described above) [1]
• If less than a complete fiscal year of the Company has passed since the start of the Performance Period before the commencement of such an unpaid leave, the Grantee shall be entitled to retain a prorated number of PSUs subject to the Award. The PSUs earned with respect to such a Grantee will be prorated based on the number of complete calendar months of active employment during the Performance Period, divided by 36.
• After the Performance Criteria are certified, the shares of Stock equal to the pro-rated number of PSUs earned will be issued on the Payment Date.

1 In the case of other leaves of absence not specified above, including any leaves that extend beyond 12 months, the Grantee will be deemed to have terminated employment on the date that the leave commences (so that the Award will be forfeited as of such date), unless the Committee identifies a valid business interest in doing otherwise, in which case

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it may specify what provisions it deems appropriate at its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

(4)	Acceptance of Agreement. The Grantee shall indicate his or her acceptance of this Agreement, in the method directed by the Company.

(5)
Notices. Each notice relating to this Award shall be in writing. All notices to the Company shall be addressed to the Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077. All notices to the Grantee shall be addressed to the address of the Grantee on file with the Company or the Employer. Either the Company or the Grantee may designate a different address by written notice to the other. Written notice to said addresses shall be effective to bind the Company, the Grantee and the Grantee’s representatives and beneficiaries.

(6)	Responsibility for Taxes.
(a) Irrespective of any action taken by the Company or the Employer, the Grantee hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), is and remains the responsibility of the Grantee or the Grantee’s estate (as applicable) and may exceed the amount actually withheld by the Company or the Employer. The Grantee acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items withholding obligations by one or a combination of the following:

(1)
withholding from the Grantees’ wages or other cash compensation paid to the Grantee by the Company and/or the Employer, or any other payment of any kind otherwise due to the Grantee by the Company and/or the Employer; or

(2)
withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(3)	retention of or withholding in shares of Stock to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items.
The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates.
(c)    Notwithstanding the foregoing in Section 6(b) of the Agreement, the Company, the Employer or their respective agents, as applicable, intend to withhold shares of Stock to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items, unless the Grantee pays the applicable withholding amount in cash prior to any relevant taxable or tax withholding event, in accordance with procedures established by the Company, the Employer or their respective agents, as applicable. Further, if the Grantee is subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, the Company will withhold in shares of Stock unless the use of such withholding method is problematic under applicable law or has materially adverse accounting or tax consequences, in which case, the withholding obligation may be satisfied by one or a combination of methods set forth in Section 6(b)(1) and (2) above.

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(d)    If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full amount of Stock subject to the Award, notwithstanding that an amount of Stock are retained solely for the purpose of paying the Tax-Related Items.

(e) In addition, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

(f) The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the issuance of Stock upon settlement of the Award, the subsequent sale of Stock acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(7)
Compensation Committee. The Grantee hereby agrees that any change, interpretation, determination or modification of this Agreement by the Committee shall be final and conclusive for all purposes and on all persons including the Company and the Grantee; provided, however, that with respect to any amendment or modification of the Plan which affects the Award made hereby, the Committee shall have determined that such amendment or modification is in the best interests of the Grantee of such Award.

(8)	Prohibited Activities; Post-Employment Covenants; Additional Remedies of Clawback and Recoupment.
(a)     Notwithstanding any other term of the Agreement or any prior agreement to the contrary, in order to be eligible to earn any portion of the Award, the Grantee must have entered into an agreement containing restrictive covenants concerning limitations of the Grantee’s behavior both during employment and following termination of employment that is satisfactory to the Company or one of its Affiliated Companies. In the event the Grantee engages in any action that violates any such restrictive covenants at any time during the term of the Agreement, the Award shall be forfeited. The Grantee further agrees that to the extent permitted by applicable law, upon demand by the Company or one of its Affiliated Companies, the Grantee will forfeit, return or repay the “Benefits and Proceeds” (as defined below) in the event the Grantee breaches any post-employment covenant with the Company and/or any of its Subsidiaries.

(b)    For purposes of this Agreement, “Benefits and Proceeds” means:

(i)	to the extent the Grantee has received any Stock in satisfaction of this Award and the Grantee continues to hold those shares of Stock, the shares of Stock so acquired;

(ii)
to the extent the Grantee has received any Stock in satisfaction of this Award and no longer owns the shares of Stock so acquired, cash in an amount equal to the Fair Market Value of such shares of Stock on the date such payment is demanded by the Company (which, unless otherwise determined by the Committee, shall be equal to the closing sale price during regular trading hours of the shares of Stock as reported by the New York Stock Exchange on such date); and

(iii)	to the extent the Grantee has not received any Stock in satisfaction of this Award, all of the Grantee’s remaining rights, title or interest in the Award.

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(9)
Modification of Agreement. If any of the terms of this Agreement may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein.

(10)
Data Privacy. To the extent that consent is required, the Grantee hereby consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and any Affiliated Company for the purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Employer, the Company and any Affiliated Companies may hold certain personal information about the Grantee, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company and details of all Awards or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in the Grantee’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data includes, but is not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about the Grantee. The Grantee hereby provides explicit consent to the Company, the Employer and any Affiliated Companies to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that Data will be transferred, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have data privacy laws and protections which provide standards of protection that are different to, or lower than, the standards provided by the data privacy laws in the Grantee’s country. The Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Grantee Awards or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on

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the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

(11)	Nature of Award. In accepting the Award, the Grantee acknowledges, understands and agrees that to the maximum extent permitted by law:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and the Company can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan;

(b)    this Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or benefits in lieu of any awards, even if similar awards have been granted repeatedly in the past;

(c)    all determinations with respect to any future awards, including, but not limited to, the times when awards are made, the amount of Stock, and the performance and other conditions attached to the awards, will be at the sole discretion of the Company and/or the Committee;

(d)    participation in this Plan or program is voluntary;

(e)    this Award and the underlying Stock, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;

(f)    the Award and any shares of Stock acquired under the Plan are extraordinary, discretionary items that do not constitute compensation of any kind (and do not give a right of claim of any kind) for services of any kind rendered to the Company or its Affiliated Companies (including, as applicable, the Grantee’s Employer) and which are outside the scope of the Grantee’s employment contract, if any;

(g)    for the purposes of the Award, unless otherwise specified by the Company or any Affiliated Company, the Grantee’s employment will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Affiliated Companies (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to earn any portion of the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual, statutory or common law notice period or period during with the Grantee is in receipt of pay in lieu of such notice or severance pay, or any period of “garden leave”, or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the Award (including whether the Grantee may still be considered to be employed while on a leave of absence);

(h) the future value of the underlying Stock is unknown, indeterminable and cannot be predicted with certainty;

(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and in consideration of the grant of the Award to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliated Company; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee

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shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j)    the PSUs and the Grantee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, any Subsidiary or any Affiliated Company and shall not interfere with the ability of the Company, the Employer, any Subsidiary or any Affiliated Company, as applicable, to terminate the Grantee’s employment or service relationship (if any). The right of the Company or the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved;

(k)     if the Grantee is providing services outside the United States, the Grantee acknowledges and agrees that neither the Company, the Employer nor any Affiliated Company shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to the settlement of the Award or the subsequent sale of any Stock acquired upon settlement; and

(l)    in the event of any conflict between communications to the Grantee by the Company of the terms of this Agreement or the records of any third party administrator and the Plan, the Plan will control.

(12)
No Advice Regarding Grant. Neither the Company nor any Affiliated Company is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(13)
Entire Agreement; Severability. The Plan and this Agreement set forth the entire understanding between the Grantee, the Employer, the Company, and any Affiliated Company regarding the acquisition of the Stock and supersedes all prior oral and written agreements pertaining to this Award. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Grantee and the Company, each and all of the other provisions of this Agreement shall remain in full force and effect.

(14)	Definitions. For purposes of this Agreement:
(a)    “Retirement in Good Standing” means:

(i)
in the United States and Canada, termination of employment after the date the Grantee reaches (A) age 55 and the Grantee has 10 or more years of service with the Company and its Subsidiaries, or (B) age 65, regardless of years of service with the Company and its Subsidiaries; and

(ii)	in all other jurisdictions, retirement, as determined by the Committee in its sole discretion.

(b)    “Disability” means:

(i)	in the United States, that the Grantee has been determined by the Social Security Administration to be totally disabled; and

(ii)	in all other jurisdictions, disability, as determined pursuant to the Employer’s long-term disability policy.

(c)    “Change in Control Termination” means the occurrence of both: (A) a Change in Control and (B) during the period commencing 12 months prior to the first occurrence of the Change in Control and ending 24 months after such Change in Control, the Company or one of its Subsidiaries involuntarily terminates the Grantee’s employment without Cause or the Grantee terminates employment for Good Reason.

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(15)
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company shall not be required to deliver any Stock issuable upon settlement of the Award prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Stock.

(16)
Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(17)
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(18)
Appendix A. The Award shall be subject to any special terms and conditions for the Grantee’s country set forth in Appendix A. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

(19)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(20)
Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this     Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any     subsequent breach by the Grantee or any other Grantee.

(21)
Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that, depending on the Grantee’s country of residence, the Grantee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Grantee’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Awards) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Grantee is advised to speak to his or her personal advisor on this matter.

(22)
Mobility. If, during the course of the Grantee’s employment with the Company or any of its Subsidiaries or during the provision of services to the Company or any of its Subsidiaries, the Grantee relocates to another jurisdiction, the Company reserves the right to modify the terms of this Agreement and/or impose other requirements on the Grantee’s participation in the Plan, on the PSUs and on any shares of Stock acquired

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under the Plan, to the extent the Company or any of its Subsidiaries determine it is necessary or advisable to comply with local law, rules and/or regulations or to facilitate the operation and administration of the PSU and the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Grantee’s country of residence (or employment, if different).

(23)
Governing Law and Venue. This Award and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Texas, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Award or this Agreement, shall be brought and heard exclusively in the United States District Court for the Southern District of Texas or Harris County, Texas. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

                                Sysco Corporation

Using the electronic acceptance tool, the Grantee must accept the above Award in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that he or she has read this Agreement and the Plan, and agrees to be bound by this Agreement, the Plan and the actions of the Committee. If he or she does not do so prior to 90 days from the award date, then the Company may declare the Award null and void at any time. Also, in the unfortunate event that death occurs before this Agreement has been accepted, this Award will be voided, which means the Award will terminate automatically and cannot be transferred to the Grantee’s heirs pursuant to the Grantee’s will or the laws of descent and distribution.

Form approved August 2017
P13US-3

APPENDIX A
PERFORMANCE SHARE UNIT AGREEMENT
Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan

For Performance Period FY2017 - FY2019

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to the Grantee under the Plan if the Grantee works in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the award date, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Grantee.
Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix also includes information regarding securities, exchange control and certain other tax or legal issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date when the Award vests, Stock are issued to the Grantee and/or the Grantee sells Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to his or her situation. Furthermore, additional privacy laws may apply in the Grantee’s country.
Finally, if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the award date, the information contained herein may not be applicable to the Grantee in the same manner.

Form approved August 2017
P13US-3

UNITED STATES OF AMERICA
Terms and Conditions
Section 409A
This Agreement, including the right to receive Stock upon achievement of the Performance Criteria and satisfaction of the conditions in Section 1 above, is intended to be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to the short-term deferral exemption thereunder, and this Agreement, including the right to receive Stock upon the achievement of the Performance Criteria and satisfaction of the conditions in Section 1 above, shall be interpreted on a basis consistent with such intent. Notwithstanding any provision in this Agreement to the contrary, if the Grantee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five days after the end of the six-month period following the Grantee’s “separation from service” (as defined under section 409A of the Code). If the Grantee dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death. The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee in accordance with the provisions of sections 416(i) and 409A of the Code. In no event shall the Grantee, directly or indirectly, designate the calendar year of payment. For purposes of section 409A of the Code, each payment under this Agreement shall be treated as a separate payment. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code or other applicable law.
BELGIUM
Terms and Conditions
Stock, Dividends and Voting Rights

Section 2(a) of the Agreement shall be replaced with the following:

‘As soon as administratively practicable following the Payment Date, or as otherwise provided in Section 3 below, the amount of Stock determined based on the Performance Criteria shall be issued to the Grantee, provided all conditions set forth in Section 1 above are satisfied. Except as provided in Section 3 below, all Awards shall be settled in Stock. Prior to the Payment Date, the Grantee shall have no rights with respect to the Stock, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the Stock. In addition, prior to the Payment Date, the Grantee shall be not entitled to receive dividends or dividend equivalent payments and shall not have any other rights with respect to the Stock.’

Nature of Award

Section 11(e) of the Agreement shall be replaced with the following:
‘this Award and the underlying Stock, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of compensation or salary for the purposes of calculating any bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;’

Form approved August 2017
P13US-3

Section 11(g) of the Agreement shall be replaced with the following:
‘for the purposes of the Award, the Grantee’s employment or service relationship will be considered terminated as of the last day of employment with the Company or any Affiliated Company (regardless of the reason for termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to vest in the Award under the Plan, if any, will terminate as of such date;’
CANADA
Terms and Conditions
Stock, Dividends and Voting Rights
The following provisions supplement Section 2(a) of the Agreement:
Notwithstanding any provisions herein to the contrary, the PSUs shall be settled only in shares of Stock (and may not be settled in cash).
The following provisions supplement Section 2(b) of the Agreement:
Notwithstanding any provisions herein to the contrary, Participants in Canada shall not be awarded, and shall not be eligible to receive, any dividend equivalents pursuant to Section 2(b) of this Agreement.
Share Withholding
The following provision supplements Section 6(c) of the Agreement:
The Company, the Employer or their respective agents, as applicable, shall satisfy the applicable withholding obligation for Tax-Related Items by withholding shares of Stock that are to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items, only if the Grantee has not paid such withholding amount in cash by the date specified by the Company, the Employer or their respective agents, as applicable.
Termination of Employment
The following provision supplements Section 11(g) of the Agreement:
In the event of the Grantee’s termination of employment for any reason (whether or not later found invalid or in breach of local employment laws or the terms of the Grantee’s employment agreement, if any), any unvested portion of the Award shall be immediately forfeited without consideration. For purposes of the preceding sentence, the Grantee’s right to vest in the Award will terminate effective as of the earlier of the following dates: (i) the date on which the Grantee’s employment is terminated; (ii) the date the Grantee receives written notice of termination of employment from the Company or one of the Affiliated Companies; or (iii) the date the Grantee is no longer actively providing services to the Company or one of the Affiliated Companies. The right to vest in and exercise the Award (as discussed above) will not be extended by any notice period (e.g., active service would not include any contractual, statutory or common law notice period or period during which the Grantee is in receipt of pay in lieu of such notice or severance pay, or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the Grantee’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Grantee’s Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).

Form approved August 2017
P13US-3

Data Privacy
The following provision supplements Section 10 of the Agreement:
The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, any Affiliated Company and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Grantee further authorizes the Company and any Affiliated Company to record such information and to keep such information in the Grantee’s employee file.
Language Consent
The following terms and conditions apply to the Grantees resident in Quebec:
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.
Notifications

Securities Law Information

The Grantee is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., New York Stock Exchange).

Foreign Asset/Account Reporting Information

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Awards) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Grantee’s responsibility to comply with these reporting obligations, and the Grantee should consult his or her own personal tax advisor in this regard.

COSTA RICA

There are no country-specific provisions.

FRANCE

Terms and Conditions

PSUs Not Qualified

The PSUs are not granted under the French specific regime provided by Articles L-225-197-1 and seq. of the French commercial code.

Form approved August 2017
P13US-3

Language Consent

By accepting the French Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Grantee accepts the terms of those documents accordingly. The Grantee confirms that the Grantee has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Foreign Asset/Account Information

The Grantee may hold Shares acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Grantee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the resident.

IRELAND

There are no country-specific provisions.
PANAMA

Notifications

Securities Disclaimer

The PSUs and any shares of Stock that the Grantee may acquire upon settlement of the PSUs do not constitute a public offering of securities, as they are available only to eligible employees of the Company and its Subsidiaries.
SPAIN

Terms and Conditions
Discretionary Nature of the Plan
By accepting the grant of PSUs, the Grantee consents to participation in the Plan and acknowledges receipt of a copy of the Plan.
The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion granted PSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Grantee understands that the PSUs are granted on the assumption and condition that the PSUs and the shares of Stock acquired upon settlement of the PSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referenced above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the grant of PSUs shall be null and void.

Form approved August 2017
P13US-3

The Grantee understands and agrees that, as a condition of the grant of PSUs, unless otherwise provided in the Agreement, any unvested PSUs as of the date the Grantee ceases active employment, will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of termination of the Grantee’s employment with the Company or any of its Subsidiaries. The Grantee acknowledges that the Grantee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the PSUs.
Termination for Cause
Notwithstanding anything to the contrary in the Plan or the Agreement, “Cause” shall be defined as set forth in the Plan, regardless of whether a termination of employment is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
Language Consent
By accepting the Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Grantee accepts the terms of those documents accordingly. The Grantee confirms that the Grantee has a good knowledge of the English language.
Con la aceptación del Incentivo, el Beneficiario confirma haber leído y entendido el documento relativo a la concesión de incentivos (el Plan y el Contrato) que le han sido entregados en inglés. El Beneficiario acepta los términos de los documentos y confirma que tiene buen conocimiento de la lengua inglesa.
SWEDEN

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes

The following provisions shall supplement Section 6 of the Agreement:

‘At the request of the Company at any time before the vesting/settlement of the Award, the Grantee must elect, to the extent permitted by law, and using a form approved by Her Majesty’s Revenue and Customs (“HMRC”), that the whole or any part of the liability for national insurance contributions arising as a result of a taxable event attributable to the Award or the Grantee’s participation in the Plan shall be transferred to the Grantee.

The Grantee hereby agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by HMRC (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold on the Employee’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notifications

Securities Disclosure

This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary of the Company.

Form approved August 2017
P13US-3

APPENDIX B

PERFORMANCE SHARE UNIT AGREEMENT
Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan

For Performance Period FY2018 - FY2020

THE PERFORMANCE TARGETS SET FORTH ON THIS TABLE CONSTITUTE “CONFIDENTIAL INFORMATION” AND ANY DISCLOSURE OF SUCH PERFORMANCE TARGETS BY A PARTICIPANT PRIOR TO THE TIME SUCH PERFORMANCE TARGETS BECOME PUBLIC INFORMATION WILL RESULT IN SUCH PARTICIPANT FORFEITING HIS OR HER RIGHTS UNDER THIS PROGRAM.